                                                                    Exhibit 10.6


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            THE TIMES MIRROR COMPANY,

                                 CRC PRESS, INC.

                                       AND

                            INFORMATION VENTURES LLC

                                   dated as of

                                December 4, 1996
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                                TABLE OF CONTENTS

RECITALS.....................................................................1

ARTICLE ONE DEFINITIONS......................................................1
     Section 1.01  Definitions...............................................1
     Section 1.02  Interpretation of this Agreement..........................5

ARTICLE TWO PURCHASE AND SALE................................................6
     Section 2.01  Purchase and Sale of the CRC Assets; Assumption
                       of the CRC Assumed Liabilities........................6
     Section 2.02  Consideration............................................12

ARTICLE THREE CLOSING.......................................................12
     Section 3.01  Closing..................................................12

ARTICLE FOUR CONDITIONS TO CLOSING..........................................13
     Section 4.01  Conditions to All Parties' Obligations...................13
     Section 4.02  Conditions to Buyer's Obligations........................14
     Section 4.03  Conditions to Times Mirror's and Seller's Obligations....16

ARTICLE FIVE REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR AND SELLER......17
     Section 5.01  Organization and Authority of Times Mirror...............17
     Section 5.02  Organization and Standing of Seller......................18
     Section 5.03  No Breach................................................18
     Section 5.04  Consents and Approvals...................................19
     Section 5.05  Accounts Receivable; Inventory...........................19
     Section 5.06  Equity Interests.........................................19
     Section 5.07  Financial Statements.....................................20
     Section 5.08  Nonforeign Certification.................................20
     Section 5.09  Taxes....................................................20
     Section 5.10  Assets Other than Real Property..........................20
     Section 5.11  Real Property............................................21
     Section 5.12  Intellectual Property....................................21
     Section 5.13  Contracts................................................22
     Section 5.14  Litigation; Decrees......................................24
     Section 5.15  Employee and Related Matters; ERISA......................24
     Section 5.16  Absence of Changes or Events.............................25
     Section 5.17  Compliance with Applicable Laws..........................25
     Section 5.18  Employee and Labor Relations.............................26
     Section 5.19  Intercompany Services....................................26
     Section 5.20  No Broker................................................26

ARTICLE SIX REPRESENTATIONS AND WARRANTIES OF BUYER.........................26
     Section 6.01  Organization and Authority...............................26
     Section 6.02  No Breach................................................27
     Section 6.03  Consents and Approvals...................................27


                                       i
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     Section 6.04  Funds....................................................27

ARTICLE SEVEN COVENANTS OF TIMES MIRROR AND SELLER..........................27
     Section 7.01  Access...................................................27
     Section 7.02  Ordinary Conduct.........................................28
     Section 7.03  Insurance................................................30
     Section 7.04  Accounts Receivable......................................31
     Section 7.05  Litigation...............................................31
     Section 7.06  Confidentiality..........................................31
     Section 7.07  Performance of Obligations by Seller After Closing Date..31
     Section 7.08  Payment of Stay Bonuses and Performance
                       Bonuses..............................................31

ARTICLE EIGHT COVENANTS OF BUYER............................................32
     Section 8.01  Confidentiality..........................................32
     Section 8.02  No Additional Representations............................32
     Section 8.03  Performance of Obligations by Buyer After Closing Date...32
     Section 8.04  Waiver of Bulk Sales Compliance..........................32

ARTICLE NINE MUTUAL COVENANTS...............................................32
     Section 9.01  Use of Times Mirror's Name and Times Mirror's Marks......33
     Section 9.02  Cooperation..............................................33
     Section 9.03  Publicity................................................33
     Section 9.04  Antitrust Notification...................................33
     Section 9.05  Records..................................................34
     Section 9.06  Allocation of Purchase Price.............................35
     Section 9.07  Buyer Representative.....................................35
     Section 9.08  Sublease.................................................35
     Section 9.09  Further Assurances.......................................36

ARTICLE TEN EMPLOYEE AND RELATED MATTERS....................................36
     Section 10.01  Offers of Employment....................................36
     Section 10.02  WARN Act and Other Severance Matters....................36
     Section 10.03  Buyer's Benefit Responsibilities........................37
     Section 10.04  Disposition of TM 401(k) Plan Interests.................37
     Section 10.05  Continuation of Certain Welfare Benefits Through
                       Closing Date.........................................39
     Section 10.06  No Modifications........................................39
     Section 10.07  Mutual Cooperation......................................39

ARTICLE ELEVEN INDEMNIFICATION..............................................39
     Section 11.01  Tax Indemnification by Times Mirror and
                       Seller...............................................39
     Section 11.02  Other Indemnification by Times Mirror and Seller........39
     Section 11.03  Indemnification by Buyer................................40
     Section 11.04  Losses Net of Insurance.................................40
     Section 11.05  Termination of Indemnification..........................40


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     Section 11.06  Procedures Relating to Indemnification (Except Under
                       Section 11.01).......................................41
     Section 11.07  Procedures Relating to Indemnification of Tax Claims....42
     Section 11.08  Exclusive Remedy........................................42

ARTICLE TWELVE TERMINATION..................................................43
     Section 12.01  Events of Termination...................................43
     Section 12.02  Return of Confidential Information......................43
     Section 12.03  Effects of Termination..................................43
     Section 12.04  Survival of Representations.............................44

ARTICLE THIRTEEN MISCELLANEOUS..............................................44
     Section 13.01  Expenses................................................44
     Section 13.02  Attorneys' Fees.........................................44
     Section 13.03  Amendments..............................................44
     Section 13.04  Assignment..............................................45
     Section 13.05  No Third-Party Beneficiaries............................45
     Section 13.06  Notices.................................................45
     Section 13.07  Counterparts............................................46
     Section 13.08  Entire Agreement........................................46
     Section 13.09  Severability............................................46
     Section 13.10  Dispute Resolution; Equitable Enforcement...............46
     Section 13.11  No Consequential or Punitive Damages....................47
     Section 13.12  Transfer Taxes..........................................48


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                               TABLE OF SCHEDULES

Schedule 2.01(b)(i)(A)  Certain CRC Assumed Liabilities

Schedule 5.03           Breach or Default

Schedule 5.04           Consents and Approvals

Schedule 5.05           Departures from Credit Terms and Billing Cycle
                        Practices

Schedule 5.06           Equity Interests

Schedule 5.07           Financial Statements

Schedule 5.10           Liens

Schedule 5.11(b)        Leased Property

Schedule 5.12(a)        Intellectual Property

Schedule 5.12(b)        Top 50 Publications

Schedule 5.12(c)        Licenses

Schedule 5.12(d)        Claims

Schedule 5.13(a)        Employment, Independent Contractor and Consulting
                        Agreements

Schedule 5.13(b)        Collective Bargaining Agreements

Schedule 5.13(c)        Non-Competition Agreements

Schedule 5.13(d)        Agreements with Officers, Directors or Employees

Schedule 5.13(e)        Leases of Leased Property

Schedule 5.13(f)        Personal Property Leases

Schedule 5.13(g)        Supply and Service Agreements

Schedule 5.13(h)        Indebtedness

Schedule 5.13(i)        Guarantees

Schedule 5.13(j)        Partnerships and Joint Ventures

Schedule 5.13(k)        Author Contracts

Schedule 5.13(l)        Other Agreements


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Schedule 5.14           Litigation; Decrees

Schedule 5.15(b)        Noncompliance with ERISA

Schedule 5.16           Changes or Events

Schedule 5.17(a)        Breaches of Permits

Schedule 5.18           Employee and Labor Matters

Schedule 5.19           Intercompany Services

Schedule 7.02           Exceptions to Ordinary Conduct

Schedule 7.03           Insurance

Schedule 10.01          Listed Employees

Schedule 10.02(b)       Severance Benefits

                               TABLE OF EXHIBITS

Exhibit A               Form of Mosby Transition Services Agreement

                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of December 4, 1996, by and among THE TIMES MIRROR COMPANY, a Delaware corporation ("Times Mirror"), CRC PRESS, INC., a Florida corporation and a wholly owned subsidiary of Times Mirror ("Seller") and Information Ventures LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS

            Seller is engaged, through several divisions, in the business of publishing scientific books and other technical materials.

      B. On the terms and subject to the conditions set forth herein, Seller desires to sell to Buyer, and Buyer desires to purchase, substantially all of the assets of Seller associated with CRC's Business (as described in Section 2.10(a)(i), "the CRC Assets") and to assume certain of the liabilities of Seller associated with CRC's Business (as described in Section 2.01(b)(i), the "CRC Assumed Liabilities").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

      As used in this Agreement, the following terms have the meanings set forth below:

      Section 1.01 Definitions.

      "Accounts Receivable" is defined in Section 2.01(a)(i)(J).

      "Affected Participants" is defined in Section 10.04(b).

      "Affiliates" shall mean any individual, corporation, partnership, joint venture, association, trust or unincorporated organization that controls, is controlled by or is under common control with a Person and "control" of a Person (including, with correlative meaning, the terms "control by" and "under common control with") means the power to direct or cause the direction of the management, policies or affairs of the controlled Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise.

      "Agreement" is defined in the Preamble.

      "Allocation" is defined in Section 9.07.

      "Business Day" means any day other than a Saturday, Sunday, holiday or day on which financial institutions in the State of New York are required or permitted by law to be closed.

      "Buyer" is defined in the Preamble.

      "Buyer 401(K) Plan" is defined in Section 10.04(b).

      "Buyer Representative" is defined in Section 9.07.

      "Closing" is defined in Section 3.01.

      "Closing Date" is defined in Section 3.01.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company Balance Sheet" is defined in Section 5.07.

      "Company Employees" means (i) all persons actively employed on the Closing Date by Seller, and (ii) any person not so actively employed but who is, as of the Closing Date, on an authorized leave of absence, either short or long-term disability leave, worker's compensation leave, or vacation from Seller, but excluding those persons who are disabled within the meaning of the long-term disability plan of Times Mirror or Seller or who are former employees, retired or otherwise not actively employed with Seller.

      "Confidential Offering Memorandum" means the Confidential Offering Memorandum prepared by Morgan Stanley & Co., Incorporated dated April 1996.

      "Confidentiality Agreement" is defined in Section 8.01.

      "Contracts" is defined in Section 2.01(a)(i)(F).

      "CRC Assets" is defined in Section 2.01(a)(i).

      "CRC Assumed Liabilities" is defined in Section 2.01(b)(i).

      "CRC Excluded Assets" is defined in Section 2.01(a)(ii).

      "CRC Excluded Liabilities" is defined in Section 2.01(b)(ii).

      "CRC's Business" means the business of publishing scientific and technical books, journals, newsletters and other materials (and electronic versions thereof) through several divisions of Seller, as reflected in the financial statements of Seller and the Confidential Offering Memorandum.

      "DOJ" is defined in Section 9.04.

      "Enforceability Exceptions" is defined in Section 5.01.

      "Environmental Law" means any applicable statute, regulation, rule, ordinance, code, license or order, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment with respect to Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "FTC" is defined in Section 9.04.

      "GAAP" is defined in Section 5.08(a).

      "Hazardous Material" means any chemical substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, or common law; or which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof.

      "Hired Company Employees" is defined in Section 10.01.

      "HSR Act" is defined in Section 4.01 (a).

      "Intellectual Property" is defined in Section 5.12(a).

      "IRS" means the Internal Revenue Service.

      "Knowledge of Seller" means the actual knowledge of any of E. Thomas Unterman, Senior Vice President and Chief Financial Officer of Times Mirror; Patrick A. Clifford, Senior Vice President of Times Mirror; James Imbriaco, Associate General Counsel and General Counsel, Professional Publishing, of Times Mirror; William G. Barker, Assistant Director of Taxes of Times Mirror; Robert
T. Grant, President and Chief Executive Officer of Seller; Mary Hurley, Senior Vice President, Finance and Administration of Seller; and Margie Weiner, General Manager of Food/Chemical News.

      "Leased Properties" is defined in Section 5.11(b).

      "Listed Employees" is defined in Section 10.01(a).

      "Losses" means all damage, loss (including any diminution in the value of the CRC Assets), liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding).

      "Mosby" means Mosby-Year Book, Inc., a Missouri corporation.

      "Mosby Transition Services Agreement" means the Transition Services Agreement to be entered into by and between Mosby and Buyer, substantially in the form attached hereto as Exhibit A.

      "Permits" is defined in Section 5.03.

      "Permitted Liens" means (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (iv) other liens, imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use and operation of the specific CRC Assets to which they relate.

      "Publications" is defined in Section 2.01(a)(i)(B).

      "Purchase Price" is defined in Section 2.02.

      "Records" is defined in Section 9.05(a).

      "Reproduction Materials" is defined in Section 2.01(a) (i)(C).

      "Required Consent Contracts" is defined in Section 3.01(c).

      "Seller" is defined in the Preamble.

      "Tax Claim" is defined in Section 11.08.

      "Taxes" means all Federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, VAT, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

      "Third-Party Claim" is defined in Section 11.07.

      "Times Mirror" is defined in the Preamble.

      "Times Mirror's Marks" is defined in Section 2.01(a)(i)(G).

      "TM 401(k) Plan" is defined in Section 5.15.

      "Top 50 Publications" is defined in Section 5.12(b).

      Section 1.02 Interpretation of this Agreement.

            (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

            (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

            (c) Headings, Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter disclosed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is apparent from the disclosure included on the Schedule.

            (d) Representation By Counsel; Interpretation. Times Mirror, Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this

Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

                                   ARTICLE TWO
                                PURCHASE AND SALE

      Section 2.01 Purchase and Sale of the CRC Assets; Assumption of the CRC Assumed Liabilities.

            (a) Purchase and Sale of the CRC Assets.

                  (i) On the terms and subject to the conditions of this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, free and clear of any lien or encumbrance other than Permitted Liens, all Seller's title and interest in and to its assets, properties, rights and business, tangible and intangible, of every type and description, wherever located, used or employed in connection with CRC's Business as they exist or shall exist on the Closing Date, but excluding the CRC Excluded Assets, (all such assets, properties, rights and business being hereinafter sometimes collectively called the "CRC Assets"), including, without limitation:

                        (A) all assets, properties and rights reflected on the Company Balance Sheet, including all items fully depreciated, subject to changes therein in the ordinary course of business through the Closing Date;

                        (B) all right, title and interest in and to the publications produced by CRC's Business (including those publications related to the Contracts listed or described on Schedule 5.13(k)) whether complete, published, unpublished, in process or under contract (the "Publications") including, without limitation, all updates, supplements and revisions thereto, and other accompanying materials relating to the Publications, and the literary content of all of the above;

                        (C) all camera-ready copy used for making negative films, film, plates, plate-making film, paste-ups, tapes, illustrations and other artwork, and other reproduction materials for the Publications (collectively, the "Reproduction Materials"), permissions (to the extent transferable) and vendor information, including, without limitation, specifications for all published titles, and all manuscripts, proofs, reviews, designs, artwork, covers, photographs and production-related materials for all unpublished titles;

                        (D) all mailing lists for CRC's Business and lists of present, former and prospective subscribers to, and recipients of, any of the Publications (both in hard copy and all available machine-readable formats), including names, addresses, expiration dates and other information customarily maintained by Seller, and all other lists, files and marketing and promotional materials relating to CRC's Business;

                        (E) all existing files specifically relating to CRC's Business including, without limitation, files relating to authors, author prospects, editorial matters, reviewers, and unsigned projects;

                        (F) all right, title and interest in, and claims under, all author, editor, subscriber, license and distribution contracts and all other contracts, commitments, leases, purchase orders, licenses and agreements (collectively, the "Contracts") relating to the Publications or CRC's Business, including, without limitation, author advances and payments due Seller under any Contracts, and including those contracts and other agreements set forth on Schedule 5.13(a) through 5.13(l);

                        (G) all right, title and interest in, and claims under, series titles, titles of Publications, and all patents, copyrights, service marks, trademarks, and trade names relating to CRC's Business, including, without limitation, applications therefor and all rights to Seller's name (but excluding all of Seller's rights, if any, in and to the name "Times Mirror" and the trademarks and service marks using such name ("Times Mirror's Marks"), provided, however, that Buyer shall have the right to use Times Mirror's Marks or any logo used by Seller on existing inventory, inventory returns and promotional material only as and to the extent provided for in Section 9.01;

                        (H) all audio and video tapes, manuscripts, editorial material (including, without limitation, revisions, plans, reviews, reviews of competitive works, production records and author correspondence), back issues and superseded editions, and inventory of every sort and in any medium used in or prepared for CRC's Business, including, without limitation, raw materials, work-in-process, finished goods, packaging materials and supplies;

                        (I) except as provided in Section 2.01(a)(ii)(E), all databases, software, software programs, object codes, source codes, systems documentation and user manuals used in connection with CRC's Business, and all proprietary information, trade secrets, research records, test information, market surveys, marketing know-how, inventions, processes and procedures owned or licensed to Seller and used in connection with CRC's Business;

                        (J) all prepaid expenses (other than prepaid Taxes, except Property Taxes pertaining to post-

      Closing periods), advances and deposits (including utility deposits), security deposits and trade accounts receivable of Seller relating to CRC's Business (excluding accounts receivable for which checks have been received by Seller for deposit prior to the Closing Date and any accounts receivable from Times Mirror or any of its Affiliates associated with the international sales, prior to the Closing Date, of the Publications) ("Accounts Receivable");

                        (K) except as otherwise provided in Section 9.05, all books and Records of Seller relating to CRC's Business, whether stored in computer memory, on microfilm or by any other means, including, but not limited to, Records with respect to financial, marketing production, and product development matters, business development plans, personnel records, research and development files and records and sales order files;

                        (L) all property, plant and equipment, leasehold interests and improvements, furniture, fixtures and personal property of CRC's Business, including, without limitation, all office supplies, vehicles, tools, machinery, equipment and computer equipment;

                        (M) all transferable licenses, permits or other governmental authorization affecting, or relating in any way to Seller, CRC's Business or the CRC Assets;

                        (N) all insurance proceeds paid or payable by any insurance provider, other than Times Mirror or Seller or any Affiliate of either of them, for any CRC Asset that is destroyed or damaged after the date of this Agreement and prior to the Closing Date and the benefit of coverage under any insurance policy written on an "occurrence" basis that covers any CRC Asset or CRC's Business to the extent that any claim is made after the Closing Date with respect to an event occurring prior to the Closing Date;

                        (O) all telephone, telex and telecopier numbers used solely in connection with CRC's Business and all existing listings used solely in connection with CRC's Business in all telephone books and directories;

                        (P) all transferable warranties and guaranties received from vendors, suppliers or manufacturers with respect to the CRC Assets or CRC's Business;

                        (Q) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties arising out of the CRC Assets, the CRC Assumed Liabilities or CRC's Business;

                        (R) all transferable rights (including transferable experience ratings with respect to unemployment and workers' compensation insurance reserves, in each case relating to Hired Company Employees);

                        (S) all capital stock of or other equity interest in each of the entities set forth on Schedule 5.06 owned directly or indirectly by Seller;

                        (T) all goodwill relating to the CRC Assets or CRC's Business; and

                        (U) all other assets, properties, and rights of every kind used primarily in CRC's Business, on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

                  (ii) Notwithstanding anything herein to the contrary, the CRC Assets shall not include the following assets (collectively, the "CRC Excluded Assets"):

                        (A) any cash and cash equivalent items (except as described in Sections 2.01(a)(i)(J) and (N)), including, without limitation, checking accounts, bank accounts, certificates of deposit, time deposits, and securities of Seller on or prior to the Closing Date;

                        (B) any minute books, Tax returns or other corporate documents of Seller;

                        (C) except as otherwise provided in Section
      2.01(a)(i)(N), any rights of Times Mirror or Seller under those insurance policies set forth on Schedule 7.03 that include Times Mirror or any of its subsidiaries (other than Seller) as named insureds,

                        (D) except as otherwise provided in Section 9.01, any rights to use the name "The Times Mirror Company" or any derivation thereof;

                        (E) any computer programs, software or data owned by or licensed by Times Mirror or developed by Times Mirror for use in Times Mirror's business generally or in the businesses of the subsidiaries of Times Mirror other than Seller; or

                        (F) any accounts receivable from Times Mirror or any affiliate of Times Mirror associated with the international sales, prior to the Closing Date, of the Publications.

            (b) Assumption of the CRC Assumed Liabilities; CRC Excluded Liabilities.

                  (i) In partial consideration for the CRC Assets, Buyer shall assume, by an undertaking, in form reasonably acceptable to Seller, as of the Closing Date the following liabilities of Seller (the "CRC Assumed Liabilities"):

                        (A) the liabilities listed on Schedule 2.01(b)(i)(A), subject to changes in the amounts thereof in the ordinary course of business through the Closing Date; and

                        (B) except for liabilities or obligations of Times Mirror or Seller to Company Employees (including liabilities for accrued salary or wages through the Closing Date, or stay bonuses, performance bonuses or similar bonus arrangements, entered into by Times Mirror or Seller with such Company Employees prior to the Closing Date), liabilities and obligations under the Contracts, excluding, however, (x) any liability under or with respect to any such Contract for any obligation required by the terms thereof to be discharged prior to the Closing Date, (y) any liability or obligation arising out of a breach or default by Seller prior to the Closing Date (including any event occurring prior to the Closing Date that with the lapse of time or the giving of notice, or both, would become a breach or default) under any such Contract.

                  (ii) Liabilities Not Assumed by Buyer. Anything in this Agreement to the contrary notwithstanding, Seller shall be responsible for, and Buyer shall not assume or in any way be liable or responsible for, any liabilities or obligations of Seller not specifically assumed in
      Section 2.01(b)(i) (the "CRC Excluded Liabilities"). Without limiting the generality of the foregoing, unless specifically assumed by Buyer in
      Section 2.01(b)(i), the CRC Excluded Liabilities shall include:

                        (A) any liability or obligation under Contracts and other agreements to which Seller is a party or by or to which it or any of the CRC Assets are bound or subject that are not reflected on Schedules 5.13(a) through 5.13(l), other than Seller's obligations and liabilities under Contracts entered into in the ordinary course of business after the date of this Agreement;

                        (B) any liability or obligation of Seller arising out of
      (a) the conduct of CRC's Business prior to the Closing Date, or (b) other than as set forth in Article 10 hereof, any liability or obligation of Times Mirror or Seller to any Company Employee (including any liability for accrued salary or wages through the Closing Date, or any stay bonus, performance bonus or similar bonus arrangement entered into by Times Mirror or Seller with such Company Employee prior to the Closing
      Date), or, except with respect to liabilities and other obligations under the Contracts assumed by Buyer pursuant to Section 2.01(b)(i), agents or contractors;

                        (C) any liability or obligation of Seller owing to any shareholder, subsidiary or Affiliate of Seller;

                        (D) except as otherwise provided in Section 13.12, any liability or obligation of Seller arising out of or in connection with the preparation of this Agreement and the consummation and performance of the transactions contemplated by this Agreement, including, but not limited to, any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected, at the request of Seller, without compliance with the provisions of any bulk sales act or any similar statute as enacted in any jurisdiction;

                        (E) any liability or obligation of Seller under any real estate lease or sublease, except for liability on leases that are part of the CRC Assets, provided, however, that Buyer's liability is limited to obligations under such leases arising after the Closing Date;

                        (F) any liabilities arising under Environmental Law attributable to or incurred as a result of any acts, omissions, or conditions prior to the Closing Date, including, but not limited to, liabilities for the treatment, storage, or disposal of Hazardous Materials;

                        (G) except as otherwise provided in Section 13.12, any liabilities or obligations for Taxes of Times Mirror, Seller or any Affiliate of Times Mirror or Seller, and Taxes relating to the CRC Assets for the Tax period (or portion thereof) ending on the Closing Date but unpaid as of the Closing Date;

                        (H) any liabilities attributable to or incurred in respect of the CRC Excluded Assets;

                        (I) any liability or obligation relating to any international sales made to Times Mirror or any of its Affiliates prior to the Closing Date;

                        (J) any liability or obligation under any employee benefit plan (as defined in ERISA), including without limitation any liability of Seller or Times Mirror under ERISA or to the Pension Benefit Guaranty Corporation;

                        (K) any liability with respect to the matter described on Schedule 5.14 related to the potential claim of C.F. Saver Company; or

                        (L) any liability for California sales taxes for periods prior to the Closing Date in excess of $75,000.

      Section 2.02 Consideration. In consideration of the sale, conveyance, transfer and assignment of the CRC Assets by Seller to Buyer, Buyer shall (i) assume the CRC Assumed Liabilities and (ii) pay to Seller $12,950,000 (the "Purchase Price", payable as set forth in Section 3.01(a)(i)).

                                  ARTICLE THREE
                                     CLOSING

      Section 3.01 Closing. The closing (the "Closing") of the purchase and sale of the CRC Assets and the assumption of the CRC Assumed Liabilities shall occur on December 31, 1996 or on such later date after the satisfaction or waiver of the conditions to Closing set forth in Article 4 as the parties may agree (the "Closing Date"). The Closing shall be held at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California at 10:00 a.m. (Los Angeles time) on the Closing Date and shall be effective as of 11:59 p.m. (Florida time) on the Closing Date.

            (a) Buyer Deliveries at Closing. At the Closing, Buyer shall deliver to Seller (or to Times Mirror acting as agent for Seller) (i) by wire transfer (to a bank account designated at least two Business Days prior to the Closing Date in writing by Seller) immediately available funds in an amount equal to the Purchase Price, (ii) instruments of assumption in form and substance reasonably satisfactory to Times Mirror, Seller and their counsel evidencing and effecting the assumption by Buyer of the CRC Assumed Liabilities, and (iii) such other documents as are specifically required by this Agreement.

            (b) Seller's Deliveries at Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer (i) such appropriately executed instruments of sale and assignment in form and substance reasonably satisfactory to Buyer and its counsel evidencing and effecting the sale and transfer to Buyer of the CRC Assets (it being understood that such instruments shall not require or permit Seller to make any additional representations, warranties or covenants, expressed or implied, or disclaimers not contained in this Agreement) and (ii) such other documents as are specifically required by this Agreement.

            (c) Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the CRC Assets or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller will use commercially reasonable efforts to obtain the consent of the other parties to any CRC Asset or any claim or right or any benefit arising thereunder required to permit the assignment thereof to Buyer; provided, however, that neither Buyer nor Seller shall be required to make any material payment or agree to any material undertaking in connection therewith, except for payments due upon assignment expressly provided for in such agreements. Seller shall be responsible at its sole cost to obtain the consent of each landlord under a Leased Property to the assignment or sublease thereof. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement, as Buyer and Seller shall agree, under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations and any and all rights of Seller against a third party thereto. Seller will pay promptly to Buyer when received all monies received by Seller after the Closing Date under any of the CRC Assets or any claim or right or any benefit arising thereunder. Notwithstanding anything to the contrary contained herein, Seller covenants that the Contracts that are indicated with an asterisk on Schedule 5.04 (the "Required Consent Contracts") will be transferred and assigned to Buyer on the Closing Date and that Seller will have obtained, as of the Closing Date, all consents necessary to assign to Buyer the Required Consent Contracts without causing any default, acceleration or termination under any such Contracts. Provided that Seller uses commercially reasonable efforts to obtain such consents and subject to this Section 3.01(c), Buyer agrees that neither Times Mirror nor Seller shall have any liability whatsoever arising out of or relating to the failure to obtain any consents (other than consents related to Required Consent Contracts) that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any CRC Asset as a result thereof.

                                  ARTICLE FOUR
                              CONDITIONS TO CLOSING

      Section 4.01 Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Closing shall be subject to the satisfaction (or waiver by each party) as of the Closing of the following conditions:

            (a) HSR Act; Other Approvals. Any waiting period applicable to the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") shall have expired or have been terminated, and any other governmental notice or approvals or notice or approvals of other parties to the transactions contemplated hereby necessary to consummate such transactions shall have been either filed or received.

            (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect or is threatened in writing, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

      Section 4.02 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

            (c) Representations, Warranties and Covenants. The representations and warranties of Times Mirror and Seller made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and Times Mirror and Seller shall have performed or complied, or shall have caused to be performed or complied, in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Times Mirror, Seller or any affiliate of Seller by the time of the Closing; and Buyer shall have received from Times Mirror and Seller a certificate dated the Closing Date and signed by an authorized officer of each of Times Mirror and Seller confirming the foregoing.

            (b) Certificate of Good Standing. Buyer shall have received from Times Mirror and Seller certificates issued by the appropriate governmental authority of the state of incorporation or organization, as the case may be, of each of Times Mirror, Seller and the corporations set forth on Schedule 5.06, evidencing each corporation's good standing in its respective state of incorporation or organization as of a date not more than ten days prior to the Closing Date.

            (c) Resolutions. Buyer shall have received (i) from Times Mirror certified copies of resolutions duly adopted by the Board of Directors of Times Mirror authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (ii) from Seller certified copies of resolutions duly adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and all such resolutions shall not have been revoked and shall remain in full force and effect.

            (d) Third Party Consents. Seller shall have obtained in writing all third-party consents required under the Required Consent Contracts and, subject to Section 3.01(c), all such other consents as have been obtained as of the Closing Date under the Contracts.

            (e) Consent to Assignment of Leases. Buyer shall have received consents to the assignment of all leases for the Leased Properties from the lessors thereof on terms reasonably satisfactory to Buyer and its counsel.

            (f) Bill of Sale and Assignment. Seller shall have executed and delivered a bill of sale and assignment with respect to the CRC Assets, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

            (g) Copyrights Assignment. Seller shall have executed and delivered to Buyer a copyright assignment, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

            (h) Trademarks Assignment. Seller shall have executed and delivered to Buyer a trademark assignment, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

            (i) Assignment of Leases. Seller shall have executed and delivered to Buyer assignments with respect to each of the leases for the Leased Properties, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

            (j) Transition Services Agreement. Times Mirror shall have caused to be executed and shall have delivered the Mosby Transition Services Agreement.

            (k) Opinions of Counsel. Buyer shall have received:

                  (i) an opinion of Gibson, Dunn & Crutcher LLP as to (A) the due authorization of this Agreement by Times Mirror and Seller and of the Mosby Transition Services Agreement by Mosby, (B) the valid execution and delivery of this Agreement by Times Mirror and Seller and of the Mosby Transition Services Agreement by Mosby, and (C) the enforceability of this Agreement against Times Mirror and Seller, and

                  (ii) an opinion of James Imbriaco, Associate General Counsel and General Counsel, Professional Publishing, of Times Mirror as to (A) the due organization, valid existence and good standing of Times Mirror and Seller in their respective states of incorporation, (B) the authority of each of Times Mirror and Seller with respect to this Agreement, (C) the possession by Seller of all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted, (D) the due qualification and good standing of Seller in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, (E) the matters set forth in the representations and warranties contained in Section 5.03 and 5.04, (F) the absence of any litigation relating to this Agreement and the transactions contemplated hereby and (G) the enforceability of the Mosby Transition Services Agreement against Mosby, in each case subject to customary limitations and reliance upon certificates of public officials and officers of Times Mirror and Seller as to matters of fact.

            (l) Other Documents. Times Mirror or Seller shall have delivered any other documents reasonably requested by Buyer or reasonably necessary to the consummation of the transactions contemplated hereby.

      Section 4.03 Conditions to Times Mirror's and Seller's Obligations. The obligations of Times Mirror and Seller to consummate the Closing are subject to the satisfaction (or waiver by Times Mirror and Seller) as of the Closing of the following conditions:

            (a) Representations, Warranties and Covenants. The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing, as though made on and as of the Closing Date, and Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Times Mirror and Seller shall have received from Buyer a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

            (b) Resolutions. Times Mirror and Seller shall have received from Buyer certified copies of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and such resolutions shall not have been revoked and shall remain in full force and effect.

            (c) Certificate of Good Standing. Times Mirror and Seller shall have received from Buyer a certificate issued by the appropriate governmental authority of the state of incorporation of Buyer, evidencing the good standing of Buyer in such jurisdiction as of a date not more than ten days prior to the Closing Date.

            (d) Purchase Price. Buyer shall have remitted the Purchase Price as provided in Section 3.01(a)(i).

            (e) Instruments of Assumption. Buyer shall have executed and delivered the instruments of assumption of the CRC Assumed Liabilities referred to in Section 3.01(a).

            (f) Assumption of Leases. Buyer shall have executed and delivered to Seller assumption agreements with respect to each of the leases for the Leased Properties, dated the Closing Date, in form and substance reasonably satisfactory to Times Mirror, Seller and their counsel.

            (g) Opinion of Counsel. Times Mirror and Seller shall have received an opinion of Willkie Farr & Gallagher as to the (i) due authorization of this Agreement and the Mosby Transition Services Agreement by Buyer, (ii) the valid execution and delivery of this Agreement and the Mosby Transition Services Agreement by Buyer and (iii) the enforceability of this Agreement against Buyer, in each case subject to customary limitations and reliance upon certificates of public officials and officers of Buyer as to matters of fact.

            (h) Other Documents. Buyer shall have delivered any other documents reasonably requested by Times Mirror or Seller or reasonably necessary to the consummation of the transactions contemplated hereby.

                                  ARTICLE FIVE
                        REPRESENTATIONS AND WARRANTIES OF
                             TIMES MIRROR AND SELLER

      Times Mirror and Seller, jointly and severally, represent and warrant to Buyer as follows:

      Section 5.01 Organization and Authority of Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform fully its obligations hereunder. All necessary corporate action required to have been taken by or on behalf of Times Mirror by applicable law or its charter documents has been taken to authorize
(a) the approval, execution and delivery on behalf of Times Mirror of this Agreement and (b) the performance by Times Mirror of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Times Mirror, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").

      Section 5.02 Organization and Standing of Seller. Seller is a corporation duly organized and validly existing under the laws of the State of Florida. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform fully its obligations hereunder. All necessary corporate action required to have been taken by or on behalf of Seller by applicable law or its charter documents has been taken to authorize (i) the approval, execution and delivery on behalf of Seller of this Agreement and (ii) the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Seller, enforceable against it in accordance with its terms, except as the same may be limited by the Enforceability Exceptions. Seller possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits. authorizations and approvals the lack of which would not have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller. Seller is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller.

      Section 5.03 No Breach. The execution and delivery of this Agreement by Times Mirror and Seller do not, and the consummation of the transactions to which Times Mirror or Seller is a party contemplated hereby will not, (i) violate or conflict with the Charter or Bylaws of Times Mirror or Seller, (ii) except as set forth on Schedule 5.03 hereto, constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Times Mirror or Seller is a party or by which either of them is bound, or any material law, rule or regulation to which either of them or any material portion of the assets of either of them is subject or (iii) violate or conflict with (x) any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon or applicable to, Seller or upon the securities, properties or business of Seller, or (y) any license or permit of any Federal, state, county, local or foreign governmental or regulatory body (collectively, "Permits").

      Section 5.04 Consents and Approvals. Except as set forth on Schedule 5.04, neither the execution and delivery of this Agreement by Times Mirror and Seller nor the consummation of the transactions to which Times Mirror or Seller is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental, regulatory authority or other third party, except (i) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act and (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent Times Mirror or Seller from performing its respective obligations under this Agreement without having a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller.

      Section 5.05 Accounts Receivable; Inventory. All trade Accounts Receivable relating to CRC's Business have arisen in the ordinary course of business and, to the Knowledge of Seller, represent valid and enforceable obligations to Seller, subject to cancellations and returns in accordance with Seller's cancellation and returns policies and to Seller's reserves for bad debts reflected on the Company Balance Sheet or reserved in the ordinary course of business since the date of the Company Balance Sheet. Except as set forth on
Schedule 5.05, the credit terms and billing cycles of Seller through the date hereof have been and are consistent with the past business practices of Seller. The inventory reflected on the Company Balance Sheet is valued at the respective paper, printing and binding costs therefor. The net inventory of the Publications reflected on the Company Balance Sheet, as the same exists on the date of this Agreement, is in usable and salable condition as first quality goods in the ordinary course of business at the amounts carried on the books and records of the Company, subject to Seller's reserves for obsolescence reflected on the Company Balance Sheet or reserved in the ordinary course of business since the date of the Company Balance Sheet. The inventory is generally suitable for its intended purpose and is not in excess of the normal purchasing patterns of the Company as it relates to CRC's Business.

      Section 5.06 Equity Interests. Except as set forth on Schedule 5.06, Seller does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity.

      Section 5.07 Financial Statements. The financial statements set forth on
Schedule 5.07, which consist of (i) the audited consolidated balance sheet of Seller and the notes thereto as of December 31, 1995 and the audited consolidated statements of operations, shareholder's equity and cash flows and the notes thereto for the year ended December 31, 1995, audited by Ernst & Young LLP, whose report thereon is included therewith, and (ii) the unaudited condensed consolidated balance sheet of Seller and the notes thereto as of September 30, 1996 (the "Company Balance Sheet") and the unaudited condensed consolidated statements of operations, shareholder's equity and cash flows for the nine-month period then ended, were prepared in accordance with generally accepted accounting principles ("GAAP") and present fairly, in all material respects, Seller's consolidated financial position and the consolidated results of its operations and cash flows as of the date thereof and for the period covered thereby. The Company Balance Sheet and the unaudited condensed consolidated statements of operations, shareholder's equity and cash flows referred to in clause (ii) above were prepared on a basis consistent with the audited consolidated financial statements of Seller for the year ended December 31, 1995, and include all adjustments that management considers necessary for a fair presentation of the results of operations for such period. All such adjustments, including all valuation allowance, reserves and contingent liabilities have been prepared in good faith in accordance with GAAP consistently applied.

      Section 5.08 Nonforeign Certification. Neither Times Mirror nor Seller is a "foreign person" within the meaning of Section 1445 of the Code.

      Section 5.09 Taxes. Seller has filed or caused to be filed in a timely manner (within applicable extension periods) with the appropriate Tax authority all tax returns, reports and forms it is required to have filed and has paid or provided for all Taxes it is required to have paid, except where any failure to file or to pay would not have any adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller. There are no Tax Liens or assessments against the CRC Assets, other than Permitted Liens.

      Section 5.10 Assets Other than Real Property. Seller has good and valid title to all the assets included in the CRC Assets, except those sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever, except (a) such as are disclosed on Schedule 5.10 and (b) Permitted Liens.

      This Section 5.10 does not relate to real property or interests in real property, which is the subject of Section 5.11, or to Intellectual Property, which is the subject of Section 5.12.

      Section 5.11 Real Property.

            (a) Owned Property. Seller does not own in fee any real property or interests in real property.

            (b) Leased Property. Schedule 5.11(b) sets forth a complete list of all real property and interests in real property leased by Seller ("Leased Properties") and identifies any leases relating thereto.

            (c) Title to Real Property. Seller has good and marketable title to the leasehold estates in all Leased Property, in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (i) Permitted Liens,
(ii) easements, covenants, rights-of-way and other similar restrictions of record, and (iii) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on any Leased Property and subordination or similar agreements relating thereto and(C) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (A), (B) and (C) above materially impairs the continued use and operation of the Leased Property to which it relates.

      Section 5.12 Intellectual Property.

            (a) Intellectual Property. Schedule 5.12(a) sets forth a true and complete list of all United States, foreign and state registered patents, trademarks, trade names, service marks, franchises and applications therefor (collectively, "Intellectual Property"), that are registered or filed in the name of Seller and are used in CRC's Business. With respect to registered trademarks, Schedule 5.12(a) contains a list of all federal, foreign and state jurisdictions in which such trademarks are registered or applied for and all registration and application numbers.

            (b) Copyrights. Schedule 5.12(a) sets forth a true and complete list of the United States and foreign copyrights with respect to the top 50 publications (based on revenues for 1995 and the first ten months of 1996) of Seller (the "Top 50 Publications"). Except as set forth on Schedule 5.12(b), Seller owns the copyrights to or otherwise has all rights sufficient to reproduce, publish and distribute all of the publications of Seller as currently being reproduced, published or distributed by Seller, except where any failure to own such copyright or to otherwise have such rights would not have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller.

            (c) Licenses. Except as disclosed on Schedule 5.12(c), neither Seller nor Times Mirror has licensed to any third party the right to use or exploit any of the Top 50 Publications in any jurisdiction.

            (d) Claims. Except as set forth on Schedule 5.12(d), the rights of Seller in the property set forth on Schedules 5.12(a) and 5.12(b) are free and clear of any liens or other encumbrances. Except as set forth on Schedule 5.12(d), no claims are pending or, to the Knowledge of Seller, threatened in writing against Seller by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property listed on Schedule 5.12(a) or any of the copyrights with respect to the Top 50 Publications or otherwise challenging or questioning the validity or effectiveness of any such Intellectual Property or any of the copyrights with respect to the Top 50 Publications. Except as set forth on Schedule 5.12(d), no claims are pending or, to the Knowledge of Seller, threatened against Seller as of the date of this Agreement by any person in which such person alleges that any activities or conduct of Seller infringes upon the intellectual property rights of any third party or that any product packaging design infringes upon a proprietary packaging design of any third party.

      Section 5.13 Contracts. Except as otherwise noted, Schedules 5.13(a) through 5.13 (l) set forth a true and complete list of all agreements specifically relating to CRC's Business and the Publications (whether written or oral) to which the Company is a party, or by or to which it or the CRC Assets are bound or subject, including:

            (a) Employment, Independent Contractor and Consulting Agreements.
(i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation to any Company Employee or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of Seller (other than any enhanced benefits described in Section 10.02(b)) and (ii) any independent contractor or consulting agreement (other than those described in Section 5.13(k)) that has an aggregate liability after the Closing Date in excess of $50,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $50,000;

            (b) Collective Bargaining Agreements. Any employee collective bargaining agreement or other contract with any labor union;

            (c) Non-Competition Agreements. Any covenant or agreement that restricts the ability of Seller to compete in any line of business in any place in the world;

            (d) Agreements with Officers, Directors or Employees. Any agreement or contract with any officer, director or employee of Seller (other than employment agreements covered by Section 5.13(a) above);

            (e) Leases of Leased Property. Any lease or similar agreement under which Seller is a sublessor of, or makes available for use by any third party, any Leased Property;

            (f) Personal Property Leases. Any lease or similar agreement under which(i) Seller is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) Seller is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by Seller, in any such case which has an aggregate liability after the Closing Date in excess of $50,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $50,000;

            (g) Supply and Service Agreements. (i) Any continuing agreement or contract for the future purchase by Seller of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or (ii) any advertising agreement or arrangement (including any advertising agreement or arrangement that is applicable to Seller), in any such case which has an aggregate liability after the Closing Date in excess of $50,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $50,000;

            (h) Indebtedness. Any agreement or contract under which Seller has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

            (i) Guarantees. Any agreement or contract under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Seller (other than endorsements for the purpose of collection. in the ordinary course of business);

            (j) Partnerships and Joint Ventures. Any partnership agreement or other joint venture agreement to which Seller is a party;

            (k) Author Contracts. Any agreement or contract under which Seller is obligated to pay royalties to any person in connection with the reproduction, publication or distribution of any works; and

            (l) Other Agreements. Any other agreement, contract, lease, license, commitment or instrument to which Seller is a party or by or to which Seller or any of the CRC Assets is bound or subject which in any case has an aggregate liability after the Closing Date in excess of $50,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $50,000

(other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice).

Except as disclosed on Schedule 5.13 or the other schedules hereto, each Contract is in full force and effect, Seller has performed all material obligations required to be performed by it to date under the Contracts and it is not in breach or default in any material respect thereunder and, to the Knowledge of Seller, no other party to any of the Contracts is in breach or default in any material respect thereunder; nor to the Knowledge of Seller does there exist any condition which with notice or lapse of time or both would constitute a default thereunder; and to the Knowledge of Seller such Contracts are enforceable against third parties in accordance with their terms.

      Section 5.14 Litigation; Decrees. Schedule 5.14 sets forth a list, as of the date of this Agreement, of all pending, and, to the Knowledge of Seller, threatened lawsuits or claims (other than lawsuits or claims related to Taxes with respect to which Times Mirror and Seller are obligated to indemnify Buyer pursuant to Section 11.01) against CRC's Business or the CRC Assets and which
(i) involve a claim by or against Seller of more than $50,000, (ii) seek any injunctive relief or (iii) relate to the transactions contemplated by this Agreement. Seller is not in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to Seller or the CRC Assets.

      Section 5.15 Employee and Related Matters; ERISA.

            (a) Times Mirror has delivered to Buyer true, complete and correct copies of the Times Mirror Savings Plus Plan ("TM 401(k) Plan"), its most recent annual report on Form 5500 filed with the IRS, its most recent summary plan description and its trust agreement and all related funding contracts.

            (b) Compliance with ERISA and the Code. Except as described on
Schedule 5.15(b), the TM 401(k) Plan and all other employee benefit plans (as defined in ERISA) maintained or administered by Times Mirror or Seller for the benefit of Hired Company Employees have been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, and Times Mirror has received a favorable determination letter to the effect that the TM 401(k) Plan is qualified under Code Section 401 (a copy of which has been delivered to Buyer) and nothing has occurred since the issuance of such letter that would adversely affect the tax qualification of such plan. There are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of such plan, by any employee or beneficiary covered under such plan, or otherwise involving such plan (other than ordinary course claims for benefits).

      Section 5.16 Absence of Changes or Events. Except as set forth on Schedule
5.16 or in the financial statements set forth on Schedule 5.07, since December 31, 1995, there has not been a material adverse change in the CRC Assets or the business, financial condition or results of operations of Seller other than changes relating to the economy in general or the publishing industry in general and not specifically relating to CRC's Business, nor has there been any damage, destruction or loss materially affecting the assets, properties, business, operations or condition (financial or otherwise) of CRC's Business, whether or not covered by insurance. Except as disclosed on Schedule 5.16 or in the Company Balance Sheet or as contemplated by this Agreement, since December 31, 1995, Seller has conducted CRC's Business in the ordinary course, and neither Times Mirror nor Seller has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in
Article 7.

      Section 5.17 Compliance with Applicable Laws. Except as previously disclosed by Times Mirror or Seller to Buyer in writing:

            (a) General. Seller is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, applicable to CRC's Business, except for any such incidents of noncompliance that would not have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller. Except as set forth on Schedule 5.17(a), Seller has not violated or breached any Permits that are necessary for the conduct of CRC's Business. This Section 5.17 does not relate to matters with respect to Taxes. This Section 5.17(a) does not relate to environmental matters, which are the subject of Sections 5.17(b) and 5.17(c).

            (b) Hazardous Materials. There has been no release of any Hazardous Material to soil or water originating at, on, or from any of Leased Properties during the period that Seller or any of its divisions or subsidiaries has leased such Leased Property, except for any such releases that would not have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller.

            (c) Notices of Certain Environmental Matters. Seller has not received written notice of nor, to the Knowledge of Seller, are there any alleged violation of Environmental Law or liability for any release of any Hazardous Material in connection with the present or past business or properties of Seller, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or Government agency investigation relating thereto, except for any such matters that would not have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller.

      Section 5.18 Employee and Labor Relations. Except as set forth on Schedule 5.18, (a) there is no labor strike, dispute, or work stoppage or lockout pending or, to the Knowledge of Seller, threatened against or affecting Seller; (b) to the Knowledge of Seller, no union organizing campaign is in progress with respect to the employees of Seller; (c) there is no unfair labor practice charge or complaint against Seller pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board, (d) there is no pending or, to the Knowledge of Seller, threatened grievance that is reasonably likely to have a material adverse effect on the business, financial condition or results of operations of Seller; and (e) no charges with respect to or relating to Seller are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination.

      Section 5.19 Intercompany Services. Except as described on Schedule 5.19, there are no intercompany services currently being provided by (a) CRC's Business to Times Mirror or its Affiliates or (b) by Times Mirror or its Affiliates to CRC's Business, and there are no contracts between Seller, on the one hand, and Times Mirror or any of its Affiliates, on the other.

      Section 5.20 No Broker. Except for Morgan Stanley & Co., Incorporated (whose fees and expenses shall be paid by Times Mirror or Seller) no broker, finder, agent or similar intermediary has acted for or on behalf of Times Mirror or Seller in connection with this Agreement or the transactions contemplated hereby and, no broker, finder, agent or similar intermediary is entitled to any fee or commission in connection therewith based on any agreement, arrangement or understanding with Times Mirror or Seller or any action taken by Times Mirror or Seller.

                                   ARTICLE SIX
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Times Mirror and Seller as follows:

      Section 6.01 Organization and Authority. Buyer a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform fully its obligations hereunder. All necessary action required to have been taken by or on behalf of Buyer by applicable law or its charter documents has been taken to authorize (i) the approval, execution and delivery on behalf of Buyer of this Agreement and (ii) the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

      Section 6.02 No Breach. The execution and delivery of this Agreement by Buyer do not, and the consummation of the transactions contemplated hereby by Buyer will not, (i) violate or conflict with the Certificate of Formation or Limited Liability Company Agreement of Buyer or(ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third-party right of termination, cancellation, modification or acceleration under any material agreement, understanding or undertaking to which Buyer is a party or by which it is bound, or any law, rule or regulation to which it is subject.

      Section 6.03 Consents and Approvals. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for notification pursuant to, and expiration or termination of the waiting period under HSR Act and (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent Buyer from performing its obligations under this Agreement without having a material adverse effect on the business, financial condition or results of operations of Buyer.

      Section 6.04 Funds. Buyer has obtained and furnished to Times Mirror and Seller certain financing commitments in connection with the transactions contemplated by this Agreement, which commitments are in full force and effect. The financing commitments referred to above will be sufficient to make payment in full of the Purchase Price and all expenses and fees payable by Buyer associated with this Agreement and the transactions contemplated hereby.

                                  ARTICLE SEVEN
                      COVENANTS OF TIMES MIRROR AND SELLER

      Times Mirror and Seller covenant and agree as follows:

      Section 7.01 Access. Prior to the Closing, Times Mirror and Seller, and their officers, directors, employees, advisors, representatives and authorized agents will provide Buyer and its representatives, employees, counsel and accountants (including representatives of financial institutions that Buyer may engage to finance some or all of the Purchase Price) during scheduled appointments approved by Times Mirror or Seller occurring during normal business hours and in a manner not unreasonably disruptive to the conduct of CRC's Business or any of Times Mirror's or Seller's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, books and records of Seller to evaluate CRC's

Business and related purposes, including, without limitation, access to Company Employees for the purpose of pre-enrolling such Company Employees in any employee benefit or welfare plans of Buyer; provided, however, that all information and documentation made available to Buyer pursuant to the terms of this Section 7.01 shall be subject to the terms of the Confidentiality Agreement.

      Section 7.02 Ordinary Conduct.

            (a) Except as contemplated by this Agreement or as set forth on
Schedule 7.02(a), from the date of this Agreement to the Closing Date, Seller will:

                  (i) conduct CRC's Business in the ordinary course in substantially the same manner as presently conducted;

                  (ii) make all reasonable efforts substantially consistent with past practices to preserve its relationships with customers, suppliers and others with whom Seller deals;

                  (iii) cause CRC's Business to duly comply in all material respects with the laws applicable to it and to the conduct of its business;

                  (iv) honor all checks drawn by Seller prior to the Closing Date and presented for payment on or after the Closing Date;

                  (v) keep its books of account, files and Records in the ordinary course and in accordance with existing practice;

                  (vi) continue to maintain, in all material respects, the CRC Assets in accordance with present practice in a condition suitable for their current use; and

                  (vii) collect its Accounts Receivable in the ordinary course of business, consistent with past practice and pay its accounts payable in the ordinary course of business consistent with past practice and, in any event, except to the extent of amounts that Seller has disputed in good faith, within the terms for payment of the invoice therefor.

            (b) Except as contemplated by this Agreement, Seller will not take any of the following actions without the prior written consent of Buyer:

                  (i) Dividends. Declare or pay any non-cash dividend or make any other noncash distributions to Times Mirror whether or not upon or in respect of any shares of its capital stock;

                  (ii) Capital Stock. Redeem or otherwise acquire any shares of its capital stock;

                  (iii) Employee Matters. Adopt or amend in any material respect any employee benefit plan or collective bargaining agreement, except as required by law;

                  (iv) Compensation. (A) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (I) as may be required under existing agreements, (II) raises to Company Employees in the ordinary course of business consistent with past practice or (III) any increases, payments or benefits for which Seller shall be solely obligated, or (B) terminate any executive officer or employee other than in for cause or in the ordinary course of business consistent with past practice;

                  (v) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than any indebtedness owing to Times Mirror or any other person incurred in the ordinary course of business consistent with past practice; provided that in no event shall Seller incur, assume or guarantee any long-term indebtedness for borrowed money;

                  (vi) Encumbrances. Permit, allow or suffer any of the CRC Assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than those excepted from the representations set forth in Sections 5.10 and 5.11;

                  (vii) Cancellation of Indebtedness. Cancel any indebtedness owing to Seller or waive any claims or rights, other than cancellations or waivers in the ordinary course of business of trade Accounts Receivable and cancellations or waivers that cover indebtedness, claims or rights having a value of less than $25,000 and, in the aggregate, cover indebtedness, claims or rights having a value of less than $1,000,000;

                  (viii) Related-Party Transactions. Except for (A) dividends or distributions not prohibited under clause (i) above, (B) indebtedness not prohibited by clause (v) above and (C) intercompany transactions in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Times Mirror or any of its Affiliates;

                  (ix) Business and Accounting Policies. Make any change, or agree to change, any business or accounting policies or practices relating to CRC's Business, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies or practices in each case in a manner that could have a material adverse effect on the CRC Assets or the business, financial condition or results of operations of Seller, except any such change required by GAAP or applicable law;

                  (x) Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory);

                  (xi) Capital Expenditures. Make or incur any capital expenditures other than those made or incurred in accordance with Times Mirror's fiscal year 1996 capital expenditure budget with respect to Seller heretofore disclosed to Buyer;

                  (xii) Rights. Waive any right of material value to CRC's Business;

                  (xiii) Contracts and Agreements. Terminate or amend any contract or other agreement that is set forth on Schedule 5.13(a) through 5.13(l) or any lease with respect to the Leased Properties;

                  (xiv) Asset Dispositions. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the CRC Assets, except in the ordinary course of business; or

                  (xv) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

      Section 7.03 Insurance. Seller shall keep, or cause to be kept, all insurance policies presently maintained relating to CRC's Business or the CRC Assets, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Schedule 7.03 sets forth all the insurance policies presently owned and maintained by Seller. Any and all additional insurance policies presently maintained relating to CRC's Business and the CRC Assets are maintained by Times Mirror. Buyer will not have any rights under any such insurance policies (including any insurance policies written on a "claims-made" basis) from and after the Closing Date with the exception of such policies that do not name Times Mirror any of its other subsidiaries as named insureds and that are written on an

"occurrence" basis to the extent that any claim is made after the Closing Date with respect to an event occurring prior to the Closing Date.

      Section 7.04 Accounts Receivable. Seller agrees promptly to forward or cause to be forwarded to Buyer any and all proceeds from Accounts Receivable of Buyer that are received by Seller after the Closing Date.

      Section 7.05 Litigation. From the date hereof through the Closing Date, Seller shall promptly notify Buyer of any investigations of which Times Mirror or Seller has knowledge or any lawsuits, claims or proceedings which after the date hereof are commenced or, to the Knowledge of Seller, threatened against Seller or against any officer, director, employee, consultant, agent, broker or other representative of Seller, in each case, arising out of or relating to the affairs or conduct of CRC's Business or relating to the CRC Assets or the transactions contemplated hereby.

      Section 7.06 Confidentiality. Times Mirror and Seller shall keep secret and retain in confidence consistent with Times Mirror's policies pertaining to Times Mirror's confidential matters all confidential matters relating to CRC's Business and the CRC Assets including, but not limited to, trade secrets, customer lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, inventions, software, source codes, object codes, systems documentation and research projects and other business affairs relating solely to CRC's Business and shall not disclose them to anyone outside, of the Buyer and its Affiliates, provided, however, this covenant shall not apply (a) to any information which is or becomes generally available to the public other than as a result of disclosure by Times Mirror or Seller, (b) to any information which Times Mirror or Seller is required by subpoena, court order or other applicable law to disclose, provided that Times Mirror or Seller shall give Buyer an opportunity to obtain injunctive relief or a protective order with respect to such intended disclosure.

      Section 7.07 Performance of Obligations by Seller After Closing Date. On and after the Closing Date, Seller shall duly, promptly and faithfully pay, perform and discharge when due, subject to any available defenses and rights of set-off, all of the CRC Excluded Liabilities.

      Section 7.08 Payment of Stay Bonuses and Performance Bonuses. Times Mirror shall duly, promptly and faithfully pay or cause to be paid when due, subject to any available defenses and rights of set-off, all stay bonuses, performance bonuses and similar bonuses that Times Mirror or Seller is obligated to pay pursuant to any bonus arrangement entered into by Times Mirror or Seller with any Company Employee prior to the Closing Date.

                                  ARTICLE EIGHT
                               COVENANTS OF BUYER

      Section 8.01 Confidentiality. Buyer acknowledges that the information being provided to it by Seller is subject to the terms of a confidentiality agreement dated October 9, 1996 between Buyer and Times Mirror (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate only with respect to information relating solely to Seller, the CRC Assets, and the CRC Assumed Liabilities; and Buyer acknowledges that any and all other information provided to it by Times Mirror or Seller or Times Mirror's or Seller's representatives concerning any other subsidiary of Times Mirror or any other operations of Times Mirror shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

      Section 8.02 No Additional Representations. Buyer acknowledges that none of Times Mirror, Seller or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the CRC Assets or CRC's Business except as expressly set forth in this Agreement or the schedules hereto, and none of Times Mirror, Seller or any other person will have or be subject to any liability or indemnification obligation to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information, including, without limitation, the Confidential Offering Memorandum and any information, document, or material made available to Buyer in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

      Section 8.03 Performance of Obligations by Buyer After Closing Date. On and after the Closing Date, Buyer shall duly, promptly and faithfully pay, perform and discharge when due, subject to any available defenses and rights of set-off, all of the CRC Assumed Liabilities.

      Section 8.04 Waiver of Bulk Sales Compliance. Buyer hereby waives compliance by Seller with the requirements, if any, of Article 6 of the Uniform Commercial Code as in force in any state in which the CRC Assets are located and all other similar requirements of law applicable to bulk sales and transfers, to the extent applicable to the transactions contemplated hereby.

                                  ARTICLE NINE
                                MUTUAL COVENANTS

      Each of Times Mirror, Seller and Buyer covenants and agrees as follows:

      Section 9.01 Use of Times Mirror's Name and Times Mirror's Marks. Times Mirror grants to Buyer the right to leave Times Mirror's name and any of Times Mirror's Marks on the inventory and promotional materials included in the CRC Assets in the form it appears thereon on the Closing Date. Buyer shall not make any other use of Times Mirror's name or Times Mirror's Marks, whether in marketing or disposition of the inventory included in the CRC Assets or otherwise. When Buyer reprints a current edition of any Publications or promotional materials included in the CRC Assets, it shall remove Times Mirror's name and Times Mirror's Marks. In addition, Buyer shall have the right to use Times Mirror's name and Times Mirror's Marks, for a period of time not to exceed one year following the Closing Date, for the purpose of identifying Times Mirror as the previous owner of Seller but to the extent such identification is necessary to avoid confusion or maintain the goodwill associated with CRC's Business. Nothing in this Section 9.01 shall be construed to grant to Buyer any rights whatsoever in Times Mirror's name or Times Mirror's Marks. As used in this Section 9.01, references to Times Mirror's name shall mean "The Times Mirror Company" and derivations thereof and to Times Mirror's Marks shall include the stylized "T" with the eagle silhouette and any derivations thereof.

      Section 9.02 Cooperation. Buyer, Times Mirror and Seller shall cooperate with each other and shall cause their respective officers, employees, affiliates, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transfer of the CRC Assets and the CRC Assumed Liabilities from Seller to Buyer and to minimize any disruption to the respective businesses of Buyer or Seller, that might result from the transactions contemplated hereby. None of the parties shall be required by this
Section 9.02 to take any action that would unreasonably interfere with the conduct of its business.

      Section 9.03 Publicity. Times Mirror, Seller and Buyer agree that, from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

      Section 9.04 Antitrust Notification. Each of Times Mirror and Buyer will as promptly as practicable, but in no event later than five Business Days following the execution and delivery of this Agreement, file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Times Mirror shall finish or cause to be furnished to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Times Mirror and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such reasonable inquiry or request. Each of Times Mirror and Buyer will use its best efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated hereby; provided, however, that nothing herein shall require Buyer or any Affiliate of Buyer to divest or hold separate any portion of its assets or the CRC Assets.

      Section 9.05 Records.

            (a) On the Closing Date, Times Mirror and Seller shall deliver or cause to be delivered to Buyer all original agreements, documents, books, records and files (collectively, "Records"), in the possession of Times Mirror or Seller relating to the CRC Assets and the CRC Assumed Liabilities, subject to the following exceptions:

                  (i) Mosby may retain Records until the Termination Date of the Mosby Transition Services Agreement (as such term is defined therein) to the extent necessary or convenient for the performance of its obligations thereunder;

                  (ii) Buyer recognizes that certain Records may contain incidental information relating to CRC's Business or may relate primarily to subsidiaries or divisions of Times Mirror other than Seller or businesses of Seller previously sold, and that Times Mirror or Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer;

                  (iii) Times Mirror may retain all Records prepared in connection with the sale of the CRC Assets, including bids received from other parties and analyses relating to Seller; and

                  (iv) The items described in Section 2.01(a)(ii)(B) shall not be provided to Buyer.

            (b) After the Closing, upon reasonable written notice, Buyer, Times Mirror and Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to the

CRC Assets and the CRC Assumed Liabilities) and assistance relating to the CRC Asset and the CRC Assumed Liabilities as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms, claims for refunds or other required or optional filings relating to Taxes or the defense of any Tax Claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Times Mirror, Buyer or Seller.

      Section 9.06 Allocation of Purchase Price. Buyer and Seller agree that they shall negotiate in good faith to enter into an agreement on or after the Closing Date concerning the allocation of the Purchase Price and the CRC Assumed Liabilities among the CRC Assets (any agreed allocation hereinafter referred to as the "Allocation"). If any Tax authority disputes the Allocation, Seller or Buyer, as the case may be, shall promptly notify the other party of the nature of such dispute.

      Section 9.07 Buyer Representative. Times Mirror and Seller hereby acknowledge and agree that from and after the date of this Agreement through the earlier of the Closing Date or the date of termination of this Agreement pursuant to Section 12.01, Buyer shall be entitled to maintain a representative of Buyer (the "Buyer Representative") at Seller's principal place of business for the purpose of ensuring Seller's compliance with Section 7.02; provided, however, that all information and documentation made available to or otherwise obtained by the Buyer Representative pursuant to the terms of this Section 9.07 shall be subject to the terms of the Confidentiality Agreement. Buyer acknowledges and agrees that the Buyer Representative shall be on-site only for the limited purpose set forth in this Section 9.07 and that the Buyer Representative shall not in any way exercise or purport to exercise any authority with respect to the management of Seller or CRC's Business.

      Section 9.08 Sublease. Buyer acknowledges that, subject to Buyer's prior written consent, after the date of this Agreement and prior to the Closing Date, Seller intends to terminate its sublease with an Affiliate of Times Mirror with respect to the Leased Property located at 11 Penn Plaza, New York, New York and to enter into a sublease with Times Mirror with respect to the Leased Property located at 535 Fifth Avenue, New York, New York, which sublease shall be on such terms and subject to such conditions as are set forth in this Agreement and, to the extent not in conflict with this Agreement, as are commercially reasonable for the real estate market for commercial space in the area of New York, New York in which such Leased Property is located, and shall, in any event, be in form and substance reasonably satisfactory to Buyer and its counsel. The sublease shall be for approximately 1,812 rentable square feet and shall provide for an annual rent of approximately $21.00 per rentable square foot. The initial term of such sublease shall not extend for more than six months after the Closing Date and the sublease shall provide that Buyer or, with Buyer's prior written consent prior to the Closing Date, Seller may extend the term of such sublease for up to 3 years after the end of such six-month period.

      Section 9.09 Further Assurances. From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                                   ARTICLE TEN
                          EMPLOYEE AND RELATED MATTERS

      Section 10.01 Offers of Employment. Schedule 10.01 sets forth a true and complete list of all Company Employees who are employed as of the date hereof by Seller (the "Listed Employees"). Except as may be otherwise agreed in writing by the parties, not later than 10 days prior to the Closing Date, Buyer shall make offers of employment, effective as of the Closing Date, to all Listed Employees under terms and conditions which are substantially comparable to those provided by comparable businesses of the same size and geographic location as Seller. Listed Employees who accept such offer of employment from Buyer not later than 10 days after Buyer makes such offer are referred to herein as "Hired Company Employees." Except as may be specifically provided by applicable law, Buyer shall not be obligated to continue any employment relationship with any Hired Company Employee for any specific period of time on or after the Closing Date.

      Section 10.02 WARN Act and Other Severance Matters.

            (a) WARN Act. As promptly after the date of this Agreement as practicable, Seller shall give any notice under the Worker Adjustment and Retraining (WARN) Act required by the consummation of the transactions contemplated hereby. Seller shall be fully responsible for any liability arising under the WARN Act in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing and except as expressly otherwise provided herein, all WARN Act liabilities related to the termination of the employment of any of the Hired Company Employees after the Closing Date shall be the responsibility of Buyer.

            (b) Contractual Severance Benefits. Buyer shall be liable for all individual agreements, plans or other arrangements to provide severance benefits to certain Company Employees (including Hired Company Employees) as set forth on
Schedule 10.02(b). Except as otherwise provided in the preceding sentence or
Schedule 2.01(b)(i)(A), neither Buyer nor its Affiliates shall assume or have direct or indirect obligations or liability of any nature, whether matured or unmatured, accrued or contingent, due or to become due or otherwise, to any Company Employees, or to any dependent, survivor or beneficiary thereof, arising out of or in relation to such person's employment with or termination of employment by Seller or any of its Affiliates prior to the Closing Date.

      Section 10.03 Buyer's Benefit Responsibilities. Upon and for a period of one year after the Closing Date, Buyer shall provide benefits to Hired Company Employees which are substantially comparable in the aggregate to those provided by businesses of comparable size and geography as Seller; provided, however, Buyer shall not be required to provide Hired Company Employees any post-employment welfare benefits, equity-based compensation, pension plans (other than the Buyer 401(k) Plan) or participation in multiemployer plans. In connection with welfare plan benefits and benefits under the Buyer 401(k) Plan, Buyer shall recognize all service performed by Hired Company Employees under the Times Mirror's or Seller's Plans prior to the Closing Date for purposes of eligibility, vesting, benefit accrual, and benefit commencement, and shall waive all preexisting condition exclusions under any health insurance plans (other than such conditions for which coverage was precluded under Seller's health insurance plans on the Closing Date).

      Section 10.04 Disposition of TM 401(k) Plan Interests.

            (a) Vesting. As of the Closing Date, Times Mirror shall cause all Hired Company Employees to be fully vested in their account balances, inclusive of PAYSOP account balances, under the TM 401(k) Plan.

            (b) Transfer Pursuant to Code Section 401(k)(10). Times Mirror shall, in a manner consistent with Code Section 401(k)(10), cause the account balances, inclusive of the PAYSOP account balances, under the TM 401(k) Plan of all Hired Company Employees who are participants in the TM 401(k) Plan as of the Closing Date ("Affected Participants") to be available for distribution to the Affected Participants. Buyer shall allow Affected Participants who have elected to take such distributions and who are then employed by Buyer to transfer such account balances to a defined contribution plan that is intended to meet the qualification requirements of Code Section 401(a) that includes a cash or deferred arrangement under Code Section 401(k) and that covers Hired Company Employees, subject to minimum eligibility service requirements permitted under the Code (the "Buyer 401(k)Plan").

            (c) Transfer Other Than Pursuant to Code Section 401(k)(10). Notwithstanding Section 10.04(b), above, if, after consultation with Buyer, Times Mirror cannot reasonably conclude that a distribution under Code Section 401(k)(10) is permissible, then Times Mirror shall, in a manner consistent with Code Section 414(l), cause the account balances, inclusive of the PAYSOP account balances, under the TM 401(k) Plan of all Affected Participants, to be transferred directly to the Buyer 401(k) Plan. All amounts transferred from the TM 401(k) Plan, other than amounts transferred in the form of stock of Times Mirror, shall be transferred in the form of cash, unless Buyer consents to the transfer of amounts in kind. The transfer shall occur on a date mutually agreeable to Times Mirror and Buyer following delivery to Times Mirror of a favorable determination letter issued by the IRS with respect to the qualification of the Buyer 401(k) Plan under Code Section 401(a). The amount of the transfer shall be equal to at least ninety percent of the aggregate account balances of all such Affected Participants valued as of the most recently completed valuation, as such term is defined in the TM 401(k) Plan, immediately preceding the date of such transfer. No later than 90 days following the first transfer described above, there shall be a second transfer to the Buyer 401(k) Plan of the remainder of the aggregate account balances and any earnings or losses, as the case may be, thereon through the date of the second transfer and net earnings accrued with respect to the initially transferred account balances from the valuation date used for the purposes of the first transfer to the date of the first transfer. Pending such transfers, Times Mirror shall cause the accounts of the Affected Participants to be maintained on the same basis as other participants in the TM 401(k) Plan and shall cause distributions to be made from the accounts of the Affected Participants to or for the benefit of the Affected Participants as required under the terms of the TM 401(k) Plan, except that no Affected Participant shall be eligible to make elective salary deferrals or employee contributions or to receive allocations of employer contributions under the TM 401(k) Plan after the Closing Date. After the transfers contemplated by this Section 10.04, the Buyer 401(k) Plan shall be solely responsible for any and all liabilities and obligations whatsoever in respect of the transferred account balances of the Hired Company Employees and Times Mirror shall be relieved of all such liabilities and obligations. In the event of a transfer under this Section 10.04(c), Buyer agrees that the Buyer 401(k) Plan shall provide, or shall be amended to provide, all optional forms of benefits provided under the TM 401(k) Plan with respect to assets to be transferred from the TM 401(k) Plan to the Buyer 401(k) Plan as provided in this Section 10.04, to the extent required under Code Section 4ll(d)(6), including the right of a participant to request distribution in kind with respect to shares of stock of Times Mirror transferred in kind to the Buyer 401(k) Plan.

            (d) Cooperation. Buyer and Times Mirror shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 10.04 or for the purposes of administration of the Buyer 401(k) Plan, and shall cooperate in the filing of all documents required for the transfer of assets and liabilities described herein.

      Section 10.05 Continuation of Certain Welfare Benefits Through Closing Date. Times Mirror and Seller agree to continue coverage of the Company Employees under the Times Mirror Group Benefit Plan up to the Closing Date and to provide benefits to or reimburse covered Company Employees for eligible health care and other eligible welfare expenses and services incurred up to the Closing Date in accordance with the terms of such plan. For purposes of the foregoing, an expense or service is deemed incurred when the medical or dental services are performed or, with respect to welfare benefits other than medical or dental services, when the event giving rise to such expense or service occurs.

      Section 10.06 No Modifications. Neither Times Mirror nor Seller will change the employment status of any Company Employee so as to promise employment for any specified term of employment.

      Section 10.07 Mutual Cooperation. Each of the parties hereto agrees to cooperate, and agrees to use its best efforts to cause its Affiliates to cooperate and in a complete, diligent and timely manner to provide each other party with such compensation, service, payroll and other pertinent census data as may be required by such other party for purposes of calculating or affecting distribution of benefits to which any Hired Company Employee may be entitled under any benefit plan established, maintained or contributed to by such other party.

                                 ARTICLE ELEVEN
                                 INDEMNIFICATION

      Section 11.01 Tax Indemnification by Times Mirror and Seller. Times Mirror and Seller shall jointly and severally indemnify Buyer and its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Losses suffered or incurred arising from liability for Taxes of Times Mirror, Seller, or any other entity that is or has been affiliated with Times Mirror or Seller and Taxes relating to the CRC Assets for the Tax period (or portion thereof) ending on the Closing Date but unpaid as of the Closing Date.

      Section 11.02 Other Indemnification by Times Mirror and Seller. Times Mirror and Seller shall jointly and severally indemnify Buyer, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) any failure of any representation or warranty of Times Mirror or Seller, other than the representations and warranties contained in Section 5.09, to be true and correct as of the Closing Date, (b) any breach by Times Mirror or Seller of any covenant contained in this Agreement requiring performance after the Closing Date, or (c) any liability of Seller other than a CRC Assumed Liability (including any CRC Excluded Liability and Losses suffered or incurred by any such indemnified party as a result of the failure of Seller to comply with any applicable Bulk Sales Laws referred to in Section 8.04); provided, however, that neither Times Mirror nor Seller shall have any liability under clause (a) of this Section 11.02 unless the aggregate of all Losses relating thereto for which Times Mirror or Seller would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $350,000, in which case Times Mirror and Seller shall be responsible for all such Losses; and provided further, however, that Times Mirror's and Seller's aggregate liability under clause (a) of this Section 11.02 shall in no event exceed $12,950,000.

      Section 11.03 Indemnification by Buyer. Buyer shall indemnify Times Mirror and Seller and their respective officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) any failure of any representation or warranty of Buyer to be true and correct as of the Closing Date, (b) any breach by Buyer of any covenant contained in this Agreement requiring performance after the Closing Date and any actions of the Buyer Representative, or (c) the CRC Assumed Liabilities; provided, however, that Buyer shall not have any liability under clause (a) of this Section 11.03 unless the aggregate of all Losses relating thereto for which Buyer would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $350,000, in which case Buyer shall be responsible for all such Losses; and provided further, however, that Buyer's aggregate liability under clause (a) of this
Section 11.03 shall in no event exceed an amount equal to $12,950,000.

      Section 11.04 Losses Net of Insurance. The amount of any Losses for which indemnification is provided under this Article 11 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses.

      Section 11.05 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to Section 11.01, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof by waiver or otherwise), (b) pursuant to clause (a) of Sections 11.02 and 11.03, shall terminate when the applicable representation or warranty terminates pursuant to
Section 12.04, and (c) pursuant clauses (b) and (c) of Sections 11.02 and 11.03, shall not terminate; provided, however, that as to clauses (a) and (b) above, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (setting forth the detailed basis of such claim) to the indemnifying party.

      Section 11.06 Procedures Relating to Indemnification (Except Under Section 11.01). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 11.01) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within 5 Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

      If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party, shall have failed to give notice of the Third-Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). All Tax Claims shall be governed by Section 11.07.

      Section 11.07 Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any Tax authority, which, if successful, would result in an indemnity payment to Buyer or one of its Affiliates pursuant to Section 11.01 (a "Tax Claim"), Buyer shall promptly notify Times Mirror in writing of such Tax Claim stating the nature and basis of such Tax Claim and the amount thereof, to the extent known by Buyer. If notice of a Tax Claim is not given to Times Mirror within a sufficient period of time to allow Times Mirror to effectively contest such Tax Claim, or in reasonable detail to apprise Times Mirror of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, neither Times Mirror nor Seller shall be liable to Buyer or any of its Affiliates to the extent that Times Mirror's ability to effectively contest such Tax Claim is actually prejudiced as a result thereof.

      With respect to any Tax Claim, Times Mirror shall, upon timely notice to Buyer, assume control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing authority with respect thereto and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. Buyer shall cooperate with Times Mirror at Times Mirror's expense in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon Times Mirror's request) the provision to Times Mirror of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

      Section 11.08 Exclusive Remedy. In the absence of fraud or willful misconduct on the part of the indemnifying party, or any of its officers, directors, employees or agents in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, the remedy contained in Sections 11.01, 11.02 and 11.03 shall constitute the sole and exclusive remedy of the indemnified party (and its affiliates and each of their respective officers, directors, employees and agents) against the indemnifying party for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby.

                                 ARTICLE TWELVE
                                   TERMINATION

      Section 12.01 Events of Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

            (a) by written consent of Times Mirror, Seller and Buyer;

            (b) by Buyer, if any of the conditions set forth in Section 4.01 and
Section 4.02 is not satisfied or, in the reasonable, good faith determination of Buyer, not capable of being satisfied prior to January 31, 1997, and shall not have been waived by Buyer;

            (c) by Times Mirror or Seller if any of the conditions set forth in
Section 4.01 and Section 4.03 is not satisfied or, in the reasonable, good faith determination of Times Mirror or Seller, not capable of being satisfied prior to January 31, 1997, and shall not have been waived by Seller; or

            (d) by any party hereto, if the Closing does not occur on or prior to January 31, 1997;

provided, however, that the party seeking termination pursuant to clause (b),
(c) or (d) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

      Section 12.02 Return of Confidential Information. In the event of termination by Times Mirror, Seller or Buyer pursuant to Section 12.01, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

            (a) Buyer shall return all documents and copies and other material received from Times Mirror or Seller relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Times Mirror; and

            (b) All confidential information received by Buyer with respect to CRC's Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

      Section 12.03 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 12.01, this Agreement shall become void and of no further force and effect, except for the provisions of

(a) Section 8.01 relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (b) Section 9.03 relating to publicity, (c) Section 13.02 relating to attorneys' fees and expenses, (d)
Section 13.09 relating to finders' fees and brokers' fees, (e) Section 13.11 relating to dispute resolution and equitable enforcement and (f) this Article
12. Nothing in this Article 12 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other parties of their respective obligations under this Agreement.

      Section 12.04 Survival of Representations. The representations and warranties in this Agreement (other than representations and warranties relating to Taxes and environmental matters) and in any other document identified as being delivered in connection with this Agreement shall survive the Closing solely for the purposes of Sections 11.02 and 11.03 (and not for reaffirmation) and shall terminate at the close of business on the first anniversary after the Closing Date. The representations and warranties relating to Taxes and environmental matters shall survive the Closing solely for the purposes of
Section 11.01 or 11.02, as the case may be, (and not for reaffirmation) and shall terminate when the applicable statutes of limitations with respect to the Tax or environmental liabilities in question expire (giving effect to any extension thereof by waiver or otherwise).

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

      Section 13.01 Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, but not limited to, all fees and expenses of agents, brokers, if any, representatives, counsel and accountants, shall be paid by the party incurring such fees, costs or expenses.

      Section 13.02 Attorneys' Fees. Should any arbitration, litigation, or any other dispute resolution mechanism be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the arbitral panel in such arbitration, by the court in such litigation or by an arbitral panel or a court in a separate action brought for that purpose.

      Section 13.03 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by all of the parties hereto.

      Section 13.04 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer, Times Mirror or Seller (including by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer, Times Mirror or Seller) without the prior written consent of the parties hereto (except that nothing herein shall be construed as obligating either Times Mirror or Seller to obtain the consent of Times Mirror or Seller to any of the transactions described above); provided, however, that no assignment shall limit or affect the assignor's obligations hereunder.

      Section 13.05 No Third-Party Beneficiaries. Except as provided in Article 11, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

      Section 13.06 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

                  (i) if to Buyer,

                            INFORMATION VENTURES LLC
                            c/o Warburg, Pincus Ventures, L.P.
                            466 Lexington Avenue
                            New York, New York 10017
                            Attention:  Mason Slaine and
                                        David Libowitz
                            Telecopier: 212-878-9351

                      with a copy to:

                            WILLKIE FARR & GALLAGHER
                            One Citicorp Center
                            153 East 53rd Street
                            New York, NY 10022-4677
                            Attention:  Steven J. Gartner, Esq.
                            Telecopier: 212-821-8111

                  (ii) if to Times Mirror or Seller,

                            THE TIMES MIRROR COMPANY
                            Times Mirror Square
                            Los Angeles, California 90053
                            Attention:  Kathleen G. McGuinness, Esq.
                            Telecopier: 213-237-3800
                      with a copy to:

                           GIBSON, DUNN & CRUTCHER LLP
                           333 South Grand Avenue
                           Los Angeles, California 90071
                           Attention:  Peter F. Ziegler, Esq.
                           Telecopier: 213-229-7520

      Section 13.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

      Section 13.08 Entire Agreement. This Agreement, the Mosby Transition Services Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

      Section 13.09 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      Section 13.10 Dispute Resolution; Equitable Enforcement.

            (a) Accounting Disputes. Notwithstanding anything to the contrary contained in this Section 13.10, any controversy, dispute or claim arising under this Agreement related to or arising out of accounting matters relating to this Agreement shall be resolved by means of discussions between the regularly retained independent certified public accountants of Buyer and Times Mirror. In the event that the independent certified public accountants of each of Buyer and Times Mirror are unable to resolve the dispute within 60 days after the dispute is first submitted to them, then a third independent certified public accountant of recognized national standing shall be selected by the independent certified public accountants of each of Buyer and Times Mirror and the determination of such third independent certified public accountant, with respect to the matter in dispute, shall be rendered within 45 days after the dispute has been submitted to it and such determination shall be final and binding on all of the parties hereto.

            (b) Arbitration. Except as otherwise provided in Section 13.10(a) or
(c), any controversy dispute or claim arising under this Agreement shall be settled by arbitration conducted in New York, New York in accordance with the rules of the American Arbitration Association as then in effect and judgment upon any award rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. Any such arbitration shall be conducted by a single arbitrator who shall be a retired judge of either the Supreme Court of the State of New York, New York County, the United States District Court for the Southern District of New York or the United States Court of Appeals for the Second Circuit. The arbitrator shall comply with all rules of law, discovery and evidence as then in effect in the Supreme Court of the State of New York, New York County. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

            (c) Equitable Enforcement. Notwithstanding anything to the contrary contained in this Section 13.10, any claim by any party for injunctive or other equitable relief, including specific performance (including specific performance of the agreement to resolve disputes related to or arising out of accounting matters contained in Section 13.10(a) and the agreement to arbitrate contained in Section 13.10(b)), may be brought in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York before or as a result of arbitration, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. Each of Buyer, Times Mirror and Seller irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer, Times Mirror and Seller agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of Buyer, Times Mirror and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.06 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer, Times Mirror and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County, or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 13.11 No Consequential or Punitive Damages. Notwithstanding anything to the contrary elsewhere in this

Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity, or any punitive damages relating to the breach or alleged breach of this Agreement.

      Section 13.12 Transfer Taxes. Buyer and Seller shall share equally and pay when due all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including, but not limited to, all applicable real estate transfer or gains taxes and any taxes resulting from actual or deemed sale of assets) and related fees incurred in connection with this Agreement and the transactions contemplated hereby. Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws, and such tax returns will be prepared in a manner that is consistent with the Allocation. Buyer shall furnish Seller with a form of resale certificate that complies with all applicable state Tax laws.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    THE TIMES MIRROR COMPANY,
                                    a Delaware corporation


                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                    CRC PRESS, INC.,
                                    a Florida corporation


                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                    INFORMATION VENTURES LLC,
                                    a Delaware limited liability company


                                    By: /s/ Mason Slaine
                                       ---------------------------
                                    Name: Mason Slaine
                                    Title: President

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    THE TIMES MIRROR COMPANY,
                                    a Delaware corporation


                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                    CRC PRESS, INC.,
                                    a Florida corporation


                                    By: /s/ Mary L. Hurley
                                       ---------------------------
                                    Name: Mary L. Hurley
                                    Title: Senior Vice President, Finance Admin.

                                    INFORMATION VENTURES LLC,
                                    a Delaware limited liability company


                                    By:
                                       ---------------------------
                                    Name: Mason Slaine
                                    Title: President

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    THE TIMES MIRROR COMPANY,
                                    a Delaware corporation


                                    By: /s/ Thomas Unterman
                                       ---------------------------
                                    Name:  Thomas Unterman
                                    Title: Senior Vice President &
                                           Chief Financial Officer

                                    CRC PRESS, INC.,
                                    a Florida corporation


                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                    INFORMATION VENTURES LLC,
                                    a Delaware limited liability company


                                    By:
                                       ---------------------------
                                    Name: Mason Slaine
                                    Title: President